As filed with the Securities and Exchange Commission on October 30, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PACIFIC PREMIER BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6022 (Primary Standard Industrial Classification Code No.)	33-0743196 (I.R.S. Employer Identification No.)

17901 Von Karman Ave., Suite 1200

Irvine, California 92614

(949) 864-8000

(Address, including zip code and telephone number, including area code, of Registrant’s principal executive offices)

Steven R. Gardner

President and Chief Executive Officer

Pacific Premier Bancorp, Inc.

17901 Von Karman Ave., Suite 1200

Irvine, California 92614

(949) 864-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

Norman B. Antin, Esq. Jeffrey D. Haas, Esq. Holland & Knight LLP 800 17th Street, NW, Suite 1100 Washington, DC 20006 Telephone: (202) 955-3000	Josh Dean, Esq. Sheppard Mullin Richter & Hampton LLP 650 Town Center Drive, 4th Floor Costa Mesa, CA 92626 Telephone: (714) 424-8292

Approximate date of commencement of proposed sale to the public:

As soon as practicable following the effectiveness of this Registration Statement, satisfaction or waiver of the other conditions to closing of the merger described herein, and consummation of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  Registration No. 333-220437

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated Filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share or Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock, par value $0.01 per share	10,590	(1)	N/A	$87,579.30	$10.90

(1)     The number of shares of Pacific Premier Bancorp, Inc., or Pacific Premier, to be issued in connection with the merger of Plaza Bancorp, or Plaza, with and into Pacific Premier, in addition to the 6,038,857 shares of Pacific Premier registered on the earlier registration statement on Form S-4 (File No. 333-220437), which was declared effected by the Securities and Exchange Commission on September 28, 2017.

(2)     Pursuant to Rule 457(f) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum aggregate offering price is based on $8.27, which is the average high and low prices reported for Plaza’s common stock on the OTC Market Group Pink Sheets on October 27, 2017, which is within five business days prior to the date of filing of this Registration Statement, in accordance with Rule 457(f)(1).

(3)     Determined in accordance with Section 6(b) of the Securities Act at a rate of $124.50 per $1,000,000 of the proposed maximum aggregate offering price.

EXPLANATORY NOTE

This registration statement is being filed with the Securities and Exchange Commission, or the Commission, pursuant to General Instruction K of Form S-4 and Rule 462(b) of the Securities Act of 1933, as amended, for the sole purpose of registering an additional 10,590 shares of common stock, par value $0.01 per share, of Pacific Premier for issuance to shareholders of Plaza in connection with the consummation of the merger contemplated by the Agreement and Plan of Reorganization, dated as of August 8, 2017, between Pacific Premier and Plaza.  Pacific Premier has previously registered 6,038,857 shares of Pacific Premier common stock by means of a currently effective registration statement on Form S-4 (Registration No. 333-220437).

INCORPORATION OF DOCUMENTS BY REFERENCE

This registration statement incorporates by reference the contents of the Amendment No. 1 to Registration Statement on Form S-4 (Registration No. 333-220437), including all amendments, supplements and exhibits thereto and all information incorporated or deemed to be incorporated by reference therein. Additional opinions and consents required to be filed with this Registration Statement are listed on the Exhibit Index attached to and filed with this registration statement.

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EXHIBIT INDEX

Exhibit No.	Exhibit
5.1	Opinion of Holland & Knight LLP regarding the legality of the securities being registered
23.1	Consent of Crowe Horwath LLP (with respect to Pacific Premier Bancorp, Inc.)
23.2	Consent of Crowe Horwath LLP (with respect to Heritage Oaks Bancorp)
23.3	Consent of Vavrinek, Trine, Day and Co., LLP (with respect to Pacific Premier Bancorp, Inc.)
23.4	Consent of RSM US LLP (with respect to Plaza Bancorp)
23.5	Consent of Holland & Knight LLP (included in Exhibits 5.1)
24.1	Power of Attorney (1)
99.1	Consent of Sandler O’Neill & Partners, L.P.

(1)                                 Incorporated by reference to Exhibit 24.1 to Pacific Premier Bancorp, Inc.’s Registration Statement on Form S-4 (Registration No. 333- 220437), which was filed with the Securities and Exchange Commission on September 12, 2017)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Irvine, State of California, on October 30, 2017.

PACIFIC PREMIER BANCORP, INC.

By:	/s/ Steven R. Gardner
Steven R. Gardner
Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated on October 30, 2017.

Name	Title

/s/ STEVEN R. GARDNER	Chairman, President, Chief Executive Officer and Director
Steven R. Gardner	(Principal Executive Officer)

/s/ RONALD J. NICOLAS, JR.	Senior Executive Vice President and Chief Financial Officer
Ronald J. Nicolas, Jr.	(Principal Financial and Accounting Officer)

*	Director
Jeff C. Jones

*	Director
Simone F. Lagomarsino

*	Director
John Carona

*	Director
Joseph L. Garrett

*	Director
Michael Morris

*	Director
Michael Pfau

*	Director
Cora M. Tellez

*	Director
Ayad A. Fargo

*	Director
Zareh H. Sarrafian

*By:	/s/ Steven R. Gardner
Steven R. Gardner, Attorney-in-Fact

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